                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                             LORAL CYBERSTAR, INC.
                               OFFER TO EXCHANGE

           LORAL CYBERSTAR'S 10% SENIOR NOTES DUE 2006 GUARANTEED BY

                     LORAL SPACE & COMMUNICATIONS LTD. AND


WARRANTS TO PURCHASE SHARES OF COMMON STOCK OF LORAL SPACE & COMMUNICATIONS LTD.


                                      FOR

                         LORAL CYBERSTAR'S OUTSTANDING
                       11 1/4% SENIOR NOTES DUE 2007 AND
                     12 1/2% SENIOR DISCOUNT NOTES DUE 2007

Registered holders of Loral CyberStar's Outstanding 11 1/4% Senior Notes Due 2007 and 12 1/2% Senior Discount Notes due 2007 (the "Existing Notes") who wish to tender their Existing Notes in exchange for 10% Senior Notes Due 2006 Guaranteed by Loral Space and Warrants to Purchase Shares of Common Stock of Loral Space, and whose Existing Notes are not immediately available or who cannot deliver their Existing Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Bankers Trust Company (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or letter to the Exchange Agent. See "The Exchange
Offer -- Procedures for Tendering" in the Prospectus.

            To:     The Bankers Trust Company (the "Exchange Agent")

             By Mail:                  By Facsimile Transmission:           By Overnight Carrier:

   BT Services Tennessee, Inc.               (615) 835-3701              BT Services Tennessee, Inc.
       Reorganization Unit          (For Eligible Institutions Only)         Reorganization Unit
         P.O. Box 292737                 Confirm by Telephone:              648 Grassmere Park Rd.
     Nashville, TN 37229-2737                (800) 735-7777                  Nashville, TN 37211

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an eligible guarantor institution within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:


     The undersigned hereby tenders the principal amount of Existing Notes indicated below, upon the terms and subject to the conditions contained in the
Prospectus and Consent Solicitation dated November   , 2001 of Loral CyberStar,
Inc. (the "Prospectus"), receipt of which is hereby acknowledged.


                                        Description of Securities Tendered
                                                          Sign Here

Principal Amount of Existing
Notes Tendered ---------------------------------------    Signature(s) ------------------------------------------
                                                          --------------------------------------------------------
Certificate Nos.
(if available)                                            Please Print the Following Information
------------------------------------------
                                                          Name(s) (as it appears on the outstanding Existing
Total Principal Amount                                    Notes)
Represented by Existing Notes -----------------------     --------------------------------------------------------
                                                          --------------------------------------------------------
Certificate(s) -----------------------------------------  Address -----------------------------------------------
                                                          --------------------------------------------------------
Account Number -------------------------------------      Area Code and Tel. No(s). ---------------------------
                                                          --------------------------------------------------------
Dated: ------------, 2001


                           STATE INVESTOR SUITABILITY



FOR RESIDENTS OF:



    ARIZONA    ARKANSAS      GEORGIA    IDAHO       ILLINOIS
    INDIANA    KENTUCKY      MINNESOTA  NEW JERSEY  NORTH DAKOTA
    OREGON     PENNSYLVANIA  TENNESSEE  TEXAS       UTAH
    WISCONSIN



If the undersigned is a resident of any of the above states and the undersigned is tendering any Existing Notes, we have been instructed by Loral CyberStar not to accept the undersigned's instruction unless either (1) the undersigned's state securities regulatory authority has qualified the offer and sale of the New Notes in the undersigned's state; or (2) the undersigned has checked one of the following boxes:



          [ ] The undersigned is a "Qualified Institutional Buyer", as defined in Rule 144A under the Securities Act of 1933, as amended.



          [ ] The undersigned is a bank, savings institution, trust company, insurance company, "investment company" (as defined under the Investment Company Act of 1940, as amended), pension or profit-sharing trust, financial institution or institutional buyer (in each case, as defined in the securities laws of the undersigned's state of residence).

FOR RESIDENTS OF CALIFORNIA:



     If the undersigned is a resident of CALIFORNIA and the undersigned is tendering any Existing Notes, we have been instructed by Loral CyberStar not to accept the undersigned's instruction unless either (1) the California Department of Corporations has qualified the sale of the New Notes in California; or (2) the undersigned has checked one of the following boxes:



          [ ] The undersigned is a bank, savings and loan association, trust company, insurance company, investment company registered under the Investment Company Act of 1940, pension or profit-sharing trust (other than a pension or profit-sharing trust of the issuer, a self-employed individual retirement plan, or individual retirement account), in each case, within the meaning of Section 25102(i) of the California Corporate Securities Law of 1968.



          [ ] The undersigned is an organization described in Section 501(c)(3) of the Internal Revenue Code, as amended on December 29, 1981, which has total assets (including endowment, annuity and life income funds) of not less than $5,000,000 according to its most recent audited financial statements, as described in Rule 260.102.10(a) of the Blue Sky Regulations promulgated under the California Corporate Securities Law of 1968.



          [ ] The undersigned is a corporation which has a net worth on a consolidated basis according to its most recent audited financial statements of not less than $14,000,000, as described in Rule 260.102.10(b) of the Blue Sky Regulations promulgated under the California Corporate Securities Law of 1968.



FOR RESIDENTS OF OHIO:



     If the undersigned is a resident of OHIO and you are tendering any Existing Notes, we have been instructed by Loral CyberStar not to accept the undersigned's instruction unless either (1) the Ohio Commissioner of Securities has qualified the sale of the New Notes in Ohio; or (2) the undersigned has checked one of the following boxes:



          [ ] The undersigned is a "Qualified Institutional Buyer", as defined in Rule 144A under the Securities Act of 1933, as amended.



          [ ] The undersigned is a corporation, bank, insurance company, any corporation, bank, insurance company, pension fund or profit fund, employees' profit-sharing trust, any association engaged (as a substantial part of its business or operations) in purchasing or holding securities or any trust in respect of which a bank is trustee or co-trustee (in each case, as defined in Ohio Securities Act).



FOR RESIDENTS OF MICHIGAN:



     If the undersigned is a resident of MICHIGAN and the undersigned is tendering any Existing Notes, we have been instructed by Loral CyberStar not to accept the undersigned's instruction unless either (1) the Michigan Commissioner of Securities has qualified the sale of the New Notes in Michigan; or (2) the undersigned has checked the following box:



          [ ] The undersigned is a bank, savings institution, trust company, insurance company, investment company (as defined in the Investment Company Act of 1940, as amended) the federal national mortgage association, the federal home loan mortgage corporation, the government national mortgage association, a pension or profit-sharing trust the assets of which are managed by an institutional manager, the treasurer of the State of Michigan, an other financial institution, a broker-dealer (whether the purchaser is acting for itself or in some fiduciary capacity), or a lender approved by the federal housing administration and who has satisfied any additional requirements established by the administrator by rule or order.

                     THE GUARANTEE BELOW MUST BE COMPLETED

                                   GUARANTEE

                   (NOT TO BE USED FOR A SIGNATURE GUARANTEE)

     The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at its address set forth above, the certificates representing the Existing Notes, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm
--------------------------------------------------------------------------------

Authorized Signature
--------------------------------------------------------------------------------

Title
--------------------------------------------------------------------------------

Name
--------------------------------------------------------------------------------

Number and Street or P.O. Box
--------------------------------------------------------------------------------

City, State, Zip Code
--------------------------------------------------------------------------------

Area Code and Tel. No.
--------------------------------------------------------------------------------
Dated: __________, 2001

DO NOT SEND CERTIFICATES FOR EXISTING NOTES WITH THIS FORM. THEY SHOULD BE SENT TO THE EXCHANGE AGENT WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.